Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525  kruancpa@yahoo.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Kama Resources Inc. of our report dated December 20, 2011, relating to the financial statements of the period from October 19, 2009 (inception) to October 31, 2011, and to the reference to our firm under the caption "Experts" included in this registration statement.

/s/ Kenne Ruan, CPA, P.C.


Woodbridge, Connecticut
December 20, 2011